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                                                                    EXHIBIT 10.2

                        CONTRACT FOR SALE OF REAL ESTATE
                                    SECTION I
                                     PARTIES

         The PLEASANT RIDGE QUARRY LIFE INTEREST, LLC and the PLEASANT RIDGE QUARRY REMAINDER INTEREST, LLC, the PLEASANT RIDGE-SALEM TOWNSHIP FARMS LIFE INTEREST, LLC, and the PLEASANT-RIDGE SALEM TOWNSHIP FARMS REMAINDER INTEREST, LLC, all Indiana limited liability companies (hereinafter referred to as "Seller") agree to sell and convey to IROQUOIS BIO-ENERGY COMPANY, LLC, an Indiana limited liability company (hereinafter referred to as "Purchaser"), and Purchaser agrees to buy from Seller the property described below.

                                   SECTION II
                                    PROPERTY

         The Southeast Quarter of Section 23, Township 29 North, Range 6 West, containing 160 acres, more or less; AND a part of the Northeast Quarter of
Section 26, Township 29 North, Range 6 West, containing 146.8 acres, more or less; AND the Southwest Quarter of the Northwest Quarter of Section 25, Township 29 North, Range 6 West, containing 40 acres, more or less. The real estate will be more particularly described on a survey to be delivered pursuant to Section IV, together with any improvements currently situated on the above-described parcel, all hereinafter referred to as the "Property."

         The property shall not include any of Seller's bank deposits, rents, accounts receivable, or other intangible personal property owned by Seller.

                                   SECTION III
                                  CONSIDERATION

         The consideration for this conveyance shall be as follows:

         (1) PURCHASE PRICE. The total purchase price for the Property shall be determined as follows: that portion of the Property as is depicted on Exhibit A attached hereto, which is an aerial photograph of a portion of the Property and which consists of approximately 132 acres shall be sold for the sum of $5,500 per acre. The total purchase price for this portion of the Property shall be the product of (i) the number of acres comprising this portion of the Property rounded to the nearest 100th of an acre, as shall be determined by the survey, and (ii) the sum of $5,500 per acre, which purchase price shall be payable in the manner set forth below. The balance of the Property sold shall be sold for the sum of $3,000 per acre, and the total purchase price for the balance of the Property shall be the product of (i) the number of acres comprising


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the balance of the Property rounded to the nearest 100th of an acre, as shall be determined by the survey, and (ii) the sum of $3,000 per acre, which purchase price shall be payable in the manner set forth below.

         (2) EARNEST MONEY. As earnest money to bind this sale, the Purchaser shall deposit with Jasper County Abstract Company, as escrow agent (hereinafter referred to as the "title company"), the sum of $50,000. The balance of the purchase price shall be payable by Purchaser to Seller in cash at Closing.

                                   SECTION IV

                                TITLE AND SURVEY

         (1) TITLE. Within 30 days after the date on which Purchaser furnishes a copy of the Survey to Seller, Seller will, at Seller's expense, deliver to Purchaser a commitment for an owner's policy of title insurance (ALTA Owner's Policy October 17, 1992 edition) issued subsequent to the effective date (hereinafter referred to as the "commitment") by a reputable national title insurance company approved by Purchaser and licensed to do business in the State of Indiana, insuring the property for the full amount of the purchase price. Any special endorsements to said policy which are requested by the Buyer shall be the expense of the Buyer. The commitment shall disclose that Seller has good and marketable title to the property, free and clear of all liens and encumbrances except those exceptions which will be removed by Seller at or prior to closing. Seller shall pay the premium for the owner's title insurance policy at the closing. Purchaser shall have 30 days from the receipt of the title commitment to object to any exception shown on the title commitment by giving written notice to Seller; provided that any matter not objected to by Purchaser within said 30-day period shall be deemed to be acceptable to Purchaser ("permitted exceptions"). Seller may, but shall not be obligated to, cure the title objections, and if Seller has not cured the title objections to Purchaser's reasonable satisfaction within 30 days from the date the objections are disclosed, or if Seller elects not to cure the objections, then Purchaser shall have, as its sole option, the right to terminate this contract and receive a refund of the earnest money deposit, or waive the objections and consummate the purchase of the Property subject to the objections, all of which shall be deemed "permitted exceptions."

         (2) PURCHASER'S SURVEY. Purchaser shall, prior to the end of the Feasibility Period, obtain at Purchaser's expense, at a minimum, an ALTA boundary survey ("SURVEY") of the Property prepared by a Registered Land Surveyor, although Purchaser may obtain a survey showing the location of the boundaries of the Property, all easements and rights of way of record or as disclosed from a physical inspection of the Property, all encroachments, if any, and all buildings and other improvements. Prior to the end of the Inspection Period, Purchaser shall furnish a copy of said Survey to Seller. Within ten (10) days thereafter, Seller shall notify Purchaser in writing of any objection to the Survey. If a notice of objection is not timely received, the Survey proposed by Purchaser shall be deemed acceptable by Seller. The Warranty Deed executed at Closing shall contain the legal description obtained from the deeds vesting title in Seller. Seller shall deliver to Purchaser a Quitclaim Deed containing the legal description


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obtained from the Purchaser's Survey. If Seller objects to the Purchaser's
Survey, then Seller shall cause the Property to be surveyed by a Registered Land Surveyor within forty-five (45) days thereafter, and shall furnish a copy of Seller's Survey to Purchaser. If Purchaser does not accept Seller's Survey, then the surveyors who prepared Purchaser's and Seller's surveys shall select a third Registered Land Surveyor who shall survey the Property. The results of said third survey shall be deemed acceptable to the parties, and the Quitclaim Deed shall contain the legal description contained therein. Seller shall bear the expenses of any surveyor hired by Seller. Purchaser and Seller shall equally divided and pay the cost of any expense incurred by any third surveyor employed pursuant to the terms of this Paragraph. Should the third Survey reveal additional exceptions to the title, Seller and Purchaser shall have the same rights and obligations with respect thereto as provided in this Agreement regarding conveyance of title. The final Survey of the Property obtained pursuant to this Paragraph shall determine the Purchase Price for the Property.

                                    SECTION V

                      CONDITION AND INSPECTION OF PROPERTY

         (1) INSPECTION AND FINANCING CONDITION. The Purchaser shall have the right to a reasonable inspection of the property within 180 days after the effective date of this contract ("feasibility period"). Should Purchaser be dissatisfied with the inspection for any reason, Purchaser may, by written notice to Seller within the 180-day period, terminate this contract without obligation and receive a refund of its earnest money deposit. The Purchaser intends to build and operate a plant to process corn into ethanol upon the property. In the event that Purchaser is unable to obtain zoning or regulatory approval from any authority required for Purchaser's intended use, or if Purchaser is unable to obtain debt or equity financing required for Purchaser's intended use of the Property, the Purchaser may, by written notice to Seller within the 180-day period, terminate this contract without obligation and receive a refund of its earnest money deposit. If Purchaser is taking such commercially-reasonable steps prior to the end of the initial 180-day feasibility period as Purchaser in good faith believes are necessary or appropriate to obtain such financing, then Purchaser shall have the one-time right to extend the feasibility period an additional 70 days from the original date of expiration, and all references herein to the feasibility period, and all rights of Purchaser which may be exercised prior to the end of the feasibility period, shall also be extended to such date. Failure by the Purchaser to terminate this contract prior to the expiration of the feasibility period, shall constitute Purchaser's acceptance of the property in its "as is"/"where is," "with all faults" condition. This provision shall survive the closing. Purchaser shall hold harmless and indemnify Seller from and against any and all claims, causes of action, damages, liability and related expenses arising from or related to inspection of the property by Purchaser or its employees, agents, or contractors, including but not limited to environmental inspections.

           Purchaser shall indemnify, defend, and hold Seller harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, but not limited to, reasonable attorneys' fees resulting from any injuries to persons or damage to property which occur as a result of Purchaser, or its representatives, entering upon the property.


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         (2) DISCLAIMER OF WARRANTIES. Other than as expressly provided herein, including Seller's warranty of title set forth in the Warranty Deed to be delivered at Closing, SELLER DOES NOT, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, AND SELLER SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH CLOSING, MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, WITH RESPECT TO THE PROPERTY, AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES, AND SHALL MAKE, NO EXPRESS OR IMPLIED WARRANTY AS TO MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE WARRANTY DEED TO BE DELIVERED AT CLOSING), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION (INCLUDING, WITHOUT LIMITATION, LAWS, RULES, REGULATIONS, ORDERS AND REQUIREMENTS PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE OR DISPOSAL OF ANY TOXIC OR HAZARDOUS WASTE OR TOXIC, HAZARDOUS OR REGULATED SUBSTANCE), VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY (HEREINAFTER COLLECTIVELY CALLED THE "DISCLAIMED MATTERS"), BUYER AGREES THAT,

WITH RESPECT TO THE PROPERTY, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITION THEREOF) AND RELY UPON SAME AND, UPON CLOSING, SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, THE DISCLAIMED MATTERS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. SUCH INSPECTIONS AND INVESTIGATIONS OF BUYER SHALL BE DEEMED TO INCLUDE AN ENVIRONMENTAL AUDIT OF THE PROPERTY, AN INSPECTION OF THE PHYSICAL COMPONENTS AND GENERAL CONDITION OF ALL PORTIONS OF THE PROPERTY, SUCH STATE OF FACTS AS AN ACCURATE SURVEY AND INSPECTION OF THE PROPERTY WOULD SHOW, PRESENT AND FUTURE ZONING AND LAND USE ORDINANCES, RESOLUTIONS AND REGULATIONS OF THE CITY, COUNTY AND STATE WHERE THE PROPERTY IS LOCATED AND THE VALUE AND MARKETABILITY OF THE PROPERTY. SELLER SHALL SELL AND CONVEY TO BUYER, AND BUYER SHALL ACCEPT, THE PROPERTY "AS IS", "WHERE IS", AND WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER OR ANY THIRD PARTY. WITHOUT IN ANY WAY LIMITING ANY PROVISION OF THIS PARAGRAPH V (2), BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT IT HEREBY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD OR MAY HAVE AGAINST SELLER WITH RESPECT TO (i) THE DISCLAIMED MATTERS, (ii) THE CONDITION OF THE PROPERTY, EITHER PATENT OR LATENT,


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(iii) THE PAST, PRESENT OR FUTURE CONDITION OR COMPLIANCE OF THE PROPERTY WITH
REGARD TO ANY ENVIRONMENTAL PROTECTION, POLLUTION CONTROL OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, CERCLA, AND (iv) ANY OTHER STATE OF FACTS THAT EXISTS WITH RESPECT TO THE PROPERTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH V (2) SHALL EXPRESSLY SURVIVE THE CONSUMMATION OF THE PURCHASE AND SALE OF THE PROPERTY ON THE CLOSING DATE, THE DELIVERY OF THE DEED AND THE PAYMENT OF THE PURCHASE PRICE, WITHOUT REGARD TO ANY LIMITATIONS UPON SURVIVAL SET FORTH IN THIS AGREEMENT.

                                   SECTION VI
                                     CLOSING

         (1) CLOSING DATE. The closing of this transaction shall take place within 30 days after the expiration of the feasibility period, or any extension thereof. However, Purchaser may elect an earlier closing date of this transaction, upon thirty (30) days written notice to Seller.

         (2) POSSESSION. Possession of the property shall be delivered to Purchaser at closing subject to the rights of Talbert Manufacturing, Inc., a tenant currently in possession of the property, and subject to the rights of the current farm tenant. Seller shall provide to Purchaser a copy of Seller's current Lease with Talbert Manufacturing, Inc., within thirty (30) days of the execution of this Contract. The Seller's farm lease with Morris Kupke is an oral 50/50 crop share lease.

         (3) DOCUMENTATION. The following documents shall be signed and delivered at closing:

                  (a) Deed - Seller shall execute and deliver to Purchaser a warranty deed conveying good and indefeasible title to the property subject to the permitted exceptions.

                  (b) Title Policy - At Seller's expense, the title company shall issue an owner's policy of title insurance guaranteeing Purchaser's title to the property to be good and indefeasible, subject only to (i) taxes for current and subsequent years, (ii) existing building and zoning ordinances,
(iii) the rights of Talbert Manufacturing, Inc., a tenant in possession, (iv) the rights of any farm tenant in possession, (iv) utility easements common to the area of which this property is a part, and (vi) easements for state and county roadways.

                  (c) Affidavit of Foreign Status - Seller shall deliver to Purchaser an affidavit stating that Seller is not a "foreign person" under the Internal Revenue Act of 1986, as amended.

                  (d) Assignment of interest under the Talbert Manufacturing, Inc. Lease.


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                  (e) Seller's Affidavit as to no liens except lien for current real property taxes.

         (4) SALE EXPENSES.

                  (a) Seller's expenses: At or prior to closing, Seller shall pay any real property taxes or business personal property taxes for the year 2001 payable in 2002; 1/2 of any escrow fee or closing fee charged by the title company; and other expenses stipulated to be paid by Seller under other provisions of this contract.

                  (b) Purchaser's expenses: At or prior to closing, Purchaser shall pay 1/2 of any escrow fee or closing fee charged by the title company; recording fee for deed; and any other expenses stipulated to be paid by Purchaser under other provisions of this contract.

                  (c) Proration and taxes: Real estate taxes for the year 2002 payable in 2003 shall be prorated through the closing date. Furthermore, the rent that Seller is entitled to receive under its lease with Talbert Manufacturing, Inc. shall be pro-rated through the closing date. For the 2002 crop year, the Seller and its tenant hereby reserve ownership of the crops planted on the tillable agricultural real estate. If this sale is not closed by April 1, 2003, the Seller and its tenant reserve the right to all crops planted on the tillable agricultural real estate for the 2003 crop year. If the real property taxes for the year 2002 are not available on the closing date, the pro-ration shall be made on the basis of the previous year's taxes.

                                   SECTION VII

                                 REPRESENTATIONS

         Purchaser and Seller, as applicable, represent that:

         (1) LIENS. As of the closing date, there will be no unrecorded liens, assessments or Uniform Commercial Code security interests against any portion of the property which will not be satisfied out of the purchase price, other than the lien for real property taxes not yet due and payable. If any representation made herein is untrue on the closing date, this contract may be terminated by the Purchaser, and Purchaser shall be entitled to a full refund of its earnest money.

         (2) HAZARDOUS WASTE. Seller makes no representations or warranties relating to hazardous waste which may be situated on the property. The Purchaser, during the feasibility period, or any extension thereof, shall have the right, at its sole expense, to obtain such environmental audits as Purchaser may deem necessary in order to assess the fitness of this property for Purchaser's intended use. Purchaser, and its environmental engineer, shall have access to the property for the purpose of conducting environmental audits or inspections. No representation, warranty or indemnification shall be made by Seller to Purchaser in connection with any condition on the property which may be determined to be "hazardous material." Hazardous material shall mean (i) any hazardous waste as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) (42 USCA ss.9602, et seq) as amended from time to time, and regulations promulgated thereunder; (ii) any hazardous


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substance defined by CERCLA and regulations promulgated thereunder; (iii)
asbestos; (iv) polychlorinated biphenyls; (v) underground storage tanks, whether empty, filled, or partially filled with any substance; (vi) any substance, the presence of which is prohibited by any federal, state, county, municipal or other local governmental statutes, regulations, ordinances or resolutions; and
(vii) any other substances which, by any federal, state, county, municipal or other local governmental statutes, regulations, ordinances or resolutions, require special handling or notification in their collection, storage, treatment, or disposal. For the purposes of the foregoing representations and warranties, "Hazardous Materials Contamination" shall mean the contamination of the improvements, facilities, soil, ground water, water held in the abandoned quarry, air, or other elements on or of the property by hazardous materials, or contamination of any other property as a result of the hazardous materials at any time emanating from the property.

               In the event any environmental report reveals or indicates the presence or potential presence of any hazardous materials or hazardous materials contamination, the Purchaser shall have the right to terminate this contract and receive a refund of its earnest money deposit. Purchaser shall not have the right to demand that the Seller remedy any environmental defect which is discovered. In the event that any environmental report reveals or indicates the presence or potential presence of any hazardous materials or hazardous materials contamination, and Purchaser nonetheless proceeds to close this transaction, Seller shall in no way be responsible for the hazardous materials or hazardous materials contamination, the presence or potential presence of which is indicated in any environmental report, or under such further environmental studies as may be performed by or on the account of Purchaser. Notwithstanding the foregoing or any other provision of this agreement, Purchaser shall not be liable to Seller and shall not otherwise indemnify or hold Seller harmless against any claim brought by a third party (including any governmental entity or agency) which arises out of or is related to the environmental condition of the Property on or before the closing date.

         (3) SELLER'S AUTHORITY TO ACT. Seller represents that all entities listed herein as "Seller" are duly authorized limited liability companies, validly existing and in good standing in the State of Indiana. Further, Seller has all requisite power and authority to execute and deliver this Contract and perform its obligations hereunder, and such authorization, delivery and performance does not conflict with any other agreement or arrangement to which Seller is a party or by which Seller is bound.

               Any misrepresentation or breach of any representation, warranty or contract under this section shall be deemed a default for purposes of this contract.

                                  SECTION VIII

                              BROKER AND COMMISSION

         (a) All negotiations relative to this Agreement and the purchase and sale of the Property as contemplated by and provided for in this Agreement have been conducted by and between Seller and Buyer without the intervention of any person or other party as agent or broker, with the exception of JENKINS REALTORS AND ITS AGENT, LARRY JENKINS ("BROKER").


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Seller, Buyer and Broker warrant and represent to each other that other than with regard to Broker, Seller and Buyer have not entered into any agreement or arrangement and have not received services from any broker or broker's employees or independent contractors which would give rise to any claim, and there are and will be no broker's commissions or fees payable in connection with this Agreement or the purchase and sale of the Property by reason of their respective dealings, negotiations or communications except the commission payable to Broker by Seller in accordance with the terms and provisions of SUBPARAGRAPH (b), below. Buyer shall in no event be responsible or liable for the payment of any commission or fee to Broker in connection with the purchase and sale of the Property. Broker agrees that, notwithstanding anything to the contrary contained in this Agreement, if the purchase and sale of the Property is not consummated in accordance with this Agreement, regardless of the reason or the party at fault, and regardless of whether such failure results from the misconduct, bad faith act or breach or default of a party under this Agreement, no commission, fee or other charge shall have been earned by or be payable to Broker, and neither Seller nor Buyer shall be obligated or liable to Broker for any commission, fee or other charge of any kind in regard to this Agreement or the purchase and sale of the Property. If the purchase and sale of the Property is consummated in accordance with this Agreement, payment of the commission specified in SUBPARAGRAPH (b), below, shall constitute full and complete payment and satisfaction of any and all commissions, fees, charges and claims of Broker and Broker's agents, employees, representatives and affiliates arising from, in connection with or with respect to this Agreement and the purchase and sale of the Property. Broker acknowledges that Broker is a party to this Agreement for the sole purpose of setting forth Broker's rights to the payment of a commission or fee in connection with the purchase and sale of the Property and Broker's covenants as contained in this paragraph. Broker agrees that Broker has no other rights with respect to the payment of a commission or fee in connection with this Agreement or the purchase and sale of the Property, except as specifically set forth in this Section VIII. Seller, Buyer and Broker shall and do each hereby indemnify, defend and hold harmless each of the others from and against the claims, demands, actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property.

         (b) Broker has acted as agent for Seller in this transaction and is to be paid a commission at Closing in an amount equal to six percent (6%) of the Purchase Price. Broker agrees to provide at Closing a sworn affidavit with respect to the payment of the compensation due Broker at Closing in connection with the transaction contemplated by this Agreement.

                                   SECTION IX

                                     DEFAULT

         If Purchaser fails to comply with any provision of this contract, the Seller may terminate this contract without obligation and seek such other relief as may be provided by Indiana law. If Seller fails to comply with any provision of this contract, the Purchaser may terminate this contract without obligation and receive a refund of its earnest money deposit, and seek such other relief as may be provided by Indiana law.


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                                    SECTION X

                                 ATTORNEY'S FEES

         Any party to this contract who is the prevailing party in any legal proceeding brought under or relating to this contract shall be entitled to recover court costs and reasonable attorney's fees from the non-prevailing party.

                                   SECTION XI
                                 ENTIRE CONTRACT

         This contract contains the entire contract between the parties and cannot be changed except by their written consent thereto.

                                   SECTION XII
                                 EFFECTIVE DATE

         The effective date of this contract shall be deemed to be the date when the title company receives this fully executed contract, together with Purchaser's earnest money deposit of $50,000. If any date for performance under this contracts falls on a Saturday, Sunday, or legal holiday, the date for performance shall be deemed to be the next business day.

                                  SECTION XIII

                            MISCELLANEOUS PROVISIONS

         (1) NOTICES. All notices shall be in writing and effective upon receipt by hand delivery, upon the next business day if mailed by reputable overnight carriers with verifiable confirmation procedure, or upon mailing if mailed by certified U.S. mail, return receipt requested, and addressed as follows:

         SELLER:     Pleasant Ridge Quarry Life Interest, LLC
                     Pleasant Ridge Quarry Remainder Interest, LLC
                     Pleasant Ridge-Salem Township Farms Life Interest, LLC Pleasant Ridge-Salem Township Farms Remainder Interest, LLC c/o Richard A. Kruger
                     325 Cameron Ridge Drive
                     Atlanta, GA 30328

         PURCHASER:  Iroquois Bio-Energy Company, LLC


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         (2) GOVERNING LAW. This contract shall be governed by, and construed in accordance with, the laws of the State of Indiana applicable to contracts made and performed in Indiana.

         (3) BINDING EFFECT. This contract shall be binding upon and inure to the benefit of the parties and their heirs, executors, legal administrators, successors and assigns.

         (4) ASSIGNMENT. Purchaser shall have the right, without Seller's consent, to assign Purchaser's rights under this contract to another entity organized by Purchaser for the purpose of using the property as described in this contract.

         IN WITNESS WHEREOF, the parties have executed this contract on the date(s) written below.



PLEASANT RIDGE QUARRY REMAINDER INTEREST, LLC

By:    /s/ Kimberly Ann Perras
     ---------------------------------------
       Kimberly Ann Perras

       /s/ Julie Elizabeth McNulty
     ---------------------------------------
       Julie Elizabeth McNulty

       /s/ John Michael McCutchan
     ---------------------------------------
       John Michael McCutchan


PLEASANT RIDGE QUARRY LIFE INTEREST, LLC

By:    /s/ Richard A. Kruger
     ---------------------------------------
       Richard A. Kruger

       /s/ Kay Ann McCutchan
     ---------------------------------------
       Kay Ann McCutchan


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PLEASANT RIDGE-SALEM TOWNSHIP FARMS REMAINDER INTEREST, LLC

By:    /s/ Kimberly Ann Perras
     ---------------------------------------
       Kimberly Ann Perras

       /s/ Julie Elizabeth McNulty
     ---------------------------------------
       Julie Elizabeth McNulty

       /s/ John Michael McCutchan
     ---------------------------------------
       John Michael McCutchan


PLEASANT RIDGE-SALEM TOWNSHIP FARMS LIFE INTEREST, LLC

By:    /s/ Richard A. Kruger
     ---------------------------------------
       Richard A. Kruger

       /s/ Kay Ann McCutchan
     ---------------------------------------
       Kay Ann McCutchan


                                     SELLER

IROQUOIS BIO-ENERGY COOPERATIVE

By:    /s/ Michael Aylesworth
     ---------------------------------------
       Michael Aylesworth, President

       /s/ John Bryant, Jr.      7/18/02
     ---------------------------------------
       John Bryant, Jr., Secretary


                                    PURCHASER


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                                                                       EXHIBIT A

                                Aerial Photograph